Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of The Marquie Group, Inc.

We consent to the use in the Form S-1 Registration Statement under the Securities Act of 1933 of our report dated September 11, 2025, of the consolidated financial statements of The Marquie Group, Inc. as of May 31, 2025.

/S/ Lateef Awojobi
LAO PROFESSIONALS

PCAOB No:7057
Lagos, Nigeria
March 4, 2026